Exhibit 99.1

For Immediate Release

ReWalk Robotics Appoints Chunlin (Allen) Han to its Board of Directors

MARLBOROUGH, Mass. and YOKNEAM ILIT, Israel, May 20, 2019 - ReWalk Robotics Ltd. (Nasdaq:RWLK) (“ReWalk” or “the Company”) announced today that the Company has appointed Mr. Chunlin (Allen) Han to the board of directors of the Company (the “Board”). Ms. Ning Cong has departed the Board as of May 14, 2019 and Mr. Han has been appointed to ReWalk Board as of May 15, 2019 pursuant to the investment agreement with Timwell Corporation Limited (“Timwell”).

Mr. Han is an executive director of Liquid Harmony Limited and serves as Head of Investment and Financing for Realcan Pharmaceutical Group Co. Ltd. (Shenzen: 002589.SZ), a large distributor of medical drugs and equipment in China with access to more than 8,000 hospitals and 33,000 primary medical institutions, where he has been instrumental in acquiring more than 50 distribution companies and participated in three joint venture investments. Mr. Han holds a Bachelor of Science degree in pharmacology from McGill University in Montreal, Canada. His father, Xu Han, and his mother, Renhua Zhang, indirectly control Timwell affiliate Realcan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership), and Mr. Xu Han is the sole shareholder of Timwell.

“We would like to thank Ning for her service on the ReWalk board, and are pleased to welcome Allen to our Board of Directors as a Timwell representative. We look forward to working with Allen and Timwell,” said ReWalk CEO Larry Jasinski.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke. ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel and the United States.

ReStore® is a registered trademark of ReWalk Robotics Ltd in Europe.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s ability to secure capital from its equity and debt financings in light of limitations under its Form S-3, the price range of its ordinary shares and conditions in the financial markets, and the risk that such financings may dilute ReWalk’s shareholders or restrict its business; ReWalk’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; the risk of decreased liquidity in the market for ReWalk’s ordinary shares and a reduced market capitalization of the Company following the recently-effected reverse share split, and the risk of dilution following the recently-effected increase in authorized share capital; ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets, and to expand to new markets and achieve its planned expense reductions; the conclusion of ReWalk’s management and the opinion of ReWalk’s auditors in that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to repay its secured indebtedness; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to, ReWalk’s mandatory post-market 522 surveillance study and ReWalk’s 510k submission for the ReStore for stroke patients; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of our IT systems significantly disrupting our business operations; ReWalk’s ability to use effectively the proceeds of offerings of securities; ReWalk’s ability to establish a pathway to commercialize its products in China; the risk of substantial dilution resulting from the periodic issuances of ReWalk’s ordinary shares; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; the impact of the market price of ReWalk’s ordinary shares on the determination of whether ReWalk is a passive foreign investment company; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Investor Contact:
Ori Gon
Chief Financial Officer
ReWalk Robotics Ltd.
T: +972-4-9590123
E: investorrelations@rewalk.com